UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 15, 2006, the Compensation and Corporate Governance Committee of the Board of Directors of Gensym Corporation approved annual base salaries and 2006 Executive Bonus Plans for Stephen D. Allison, Gensym’s Vice President of Finance and Chief Financial Officer, Philippe Printz, Gensym’s Vice President of Engineering, and Carl D. Schultz, Gensym’s Vice President of Operations.

The base salaries for each of the executives and the target bonus provided in the 2006 Executive Bonus Plans are set forth in the following table.

Name	2006 Base Salary	2006 Target Bonus
Stephen D. Allison	$188,000	$66,000
Carl D. Schultz	$160,000	$48,000
Philippe Printz	$160,000	$48,000

The target bonus payments under the 2006 Executive Bonus Plans are based 30% on the achievement of specific 2006 revenue objectives by Gensym, 40% on the achievement of specific 2006 operating income objectives by Gensym and 30% on the achievement of personal and departmental objectives by the executive. Additionally, Mr. Schultz is eligible to receive an additional bonus of $5,000 per quarter while he serves as the head of sales for Gensym.

The amount of each executive’s bonus that is based on Gensym’s achievement of revenue objectives is subject to adjustment if Gensym fails to meet or exceeds those objectives. Gensym must achieve at least 95% of the revenue objective for any portion of the target bonus based on the achievement of revenue to be paid, and such portion of target bonus will be adjusted proportionately if the actual revenue is between 95% and 100% of the objective. If the revenue objective is exceeded, the portion of the target bonus based on the achievement of revenue will be adjusted upwards to a maximum of 120% of such portion for the achievement of 106% of the revenue objective. Additionally, the amount of each executive’s bonus that is based on Gensym’s achievement of operating income objectives is subject to adjustment if Gensym fails to meet those objectives, but will not be adjusted above 100% of the target bonus if Gensym exceeds the objectives. Gensym must achieve at least 20% of the operating income objective for any portion of the target bonus based on the achievement of operating income to be paid, and such portion of target bonus will be adjusted proportionately if the actual operating income is between 20% and 100% of the objective.

Other than with respect to the portion of the bonus based on the achievement of personal and departmental objectives that may be achieved during the course of the year, the bonus payments for the 2006 Executive Bonus Plans will be made after completion of Gensym’s audit for 2006. Additionally, payment under the 2006 Executive Bonus Plans is contingent upon the executive’s continued employment in good standing through the time of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: May 18, 2006	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer